Sub-Item 77O

                    INVESCO VAN KAMPEN EMERGING MARKETS FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                                                                  % OF
                                 OFFERING         TOTAL         AMOUNT OF       OFFERING
   SECURITY      PURCHASE/       PRICE OF       AMOUNT OF   SHARES PURCHASED   PURCHASED
  PURCHASED     TRADE DATE        SHARES        OFFERING         BY FUND        BY FUND         BROKERS        PURCHASED FROM
-------------   ----------   ---------------   ----------   ----------------   ---------   ----------------   ----------------
Yes Bank Ltd.    01/22/10      INR 269.500     38,363,000        17,869          0.047%    Morgan Stanley,    Barclays Capital
                                                                                           Goldman, Sachs &
                                                                                           Co., CLSA

Samsung Life     04/26/10    KRW 110,000.000   44,437,420        14,290          0.032%    Goldman Sachs,     Goldman Sachs
Insurance Co.                                                                              Merrill Lynch,
                                                                                           Morgan Stanley,
                                                                                           Citi, Nomura

   PZU SA        05/12/10      PLN 312.500     25,819,000         6,300          0.024%    Credit Suisse      Goldman Sachs
                                                                                           Group AG, Morgan
                                                                                           Stanley,
                                                                                           Deutsche Bank
                                                                                           AG, Goldman
                                                                                           Sachs Group,
                                                                                           Inc., PKO Bank
                                                                                           Polski SA, Bank
                                                                                           Ochrony
                                                                                           Srodowiska SA
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